UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2014

MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona		85283
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on April 30, 2014, in Tempe, Arizona. Stockholders of record at the close of business on March 7, 2014 were entitled to vote at the meeting on the basis of one vote for each share held. On March 7, 2014, there were 46,750,122 shares of common stock outstanding.

At the annual meeting, the stockholders of the Company voted on the following proposals:

1. To elect two members of the Board of Directors, for the terms indicated below. Each nominee for director was elected by a vote of the stockholders as follows:

	For	Against	Abstain	Broker Non-Votes
Erik Olsson (three-year term)	41,183,050	614,594	4,208	2,597,901
Michael Watts (three-year term)	37,950,123	3,847,144	4,585	2,597,901

2. Ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014. The proposal was approved by a vote of stockholders as follows:

For	44,304,292
Against	3,817
Abstain	91,644
Broker Non-Votes	—

3. Advisory vote to indicate support for the Company’s compensation philosophy, policies, and practices and their implementation. The proposal was approved by a vote of stockholders as follows:

For	27,171,118
Against	13,815,435
Abstain	815,299
Broker Non-Votes	2,597,901

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2014

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner
Name: Christopher J. Miner
Title: Senior Vice President and General Counsel